                                                                EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement of ImmunoGen, Inc. on Form S-3 to register 475,425 shares of common stock of our report (which includes an explanatory paragraph concerning uncertainties surrounding the Company's ability to continue as a going concern), dated July 29, 1998, on our audits of the consolidated financial statements of ImmunoGen, Inc. as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998, which report is included in the Company's 1998 Annual Report on Form 10-K.

        We also consent to the reference to our Firm in the Registration Statement under the caption "Experts".



                                        /s/ PricewaterhouseCoopers LLP
                                        ----------------------------------
                                        PricewaterhouseCoopers LLP



Boston, Massachusetts
October 16, 1998